                                              AS FILED WITH THE SEC ON SEPTEMBER 20, 2007

                                                      REGISTRATION NO. 333-103474

                                                  SECURITIES AND EXCHANGE COMMISSION
                                                         WASHINGTON, D.C. 20549

                                                               FORM S-3
                                                         REGISTRATION STATEMENT
                                                                 UNDER
                                                      THE SECURITIES ACT OF 1933

                                                    POST-EFFECTIVE AMENDMENT NO. 10

                                                     PRUCO LIFE INSURANCE COMPANY
                                                       (Exact Name of Registrant)

                                                                ARIZONA
                                     (State or other jurisdiction of incorporation or organization)

                                                               22-194455
                                                (I.R.S. Employer Identification Number)

                                                   C/O PRUCO LIFE INSURANCE COMPANY
                                                         213 WASHINGTON STREET
                                                     NEWARK, NEW JERSEY 07102-2992
                                                             (973) 802-7333
                                     (Address and telephone number of principal executive offices)

                                                           THOMAS C. CASTANO
                                                               SECRETARY
                                                     PRUCO LIFE INSURANCE COMPANY
                                                         213 WASHINGTON STREET
                                                     NEWARK, NEW JERSEY 07102-2992
                                                             (973) 802-4708
                                      (Name, address, and telephone number of agent for service)

                                                              Copies to:
                                                        C. CHRISTOPHER SPRAGUE
                                                   VICE PRESIDENT, CORPORATE COUNSEL
                                                       THE PRUDENTIAL INSURANCE
                                                          COMPANY OF AMERICA
                                                           751 BROAD STREET
                                                     NEWARK, NEW JERSEY 07102-3714
                                                             (973) 802-6997

Approximate date of commencement of proposed sale to the public--September 25, 2007

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box [
]

                                                    CALCULATION OF REGISTRATION FEE

                          ------------------------------------------------------------------------------
                          TITLE OF EACH                                    PROPOSED MAXIMUM
                          CLASS OF                        PROPOSED MAXIMUM    AGGREGATE      AMOUNT OF
                          SECURITIES TO BE   AMOUNT TO BE  OFFERING PRICE      OFFERING     REGISTRATION
                          REGISTERED         REGISTERED*     PER UNIT*          PRICE          FEE**
                          ------------------------------------------------------------------------------
                          Market-value
                            adjustment
                            annuity
                            contracts (or
                            modified
                            guaranteed
                            annuity
                            contracts)       $200,000,000                    $200,000,000       $-0-
                          ------------------------------------------------------------------------------

* Securities are not issued in predetermined units. ** Registration fee for these securities was paid at the time they were originally registered on Form S-3 as filed by Pruco Life Insurance Company on February 27, 2003.

                                                                 Note:
Registrant is filing this Post-Effective Amendment No. 10 to the Registration Statement for the purpose of including in the
Registration Statement a Prospectus supplement. The Prospectus and Part II that was filed as part of Post-Effective Amendment No. 9 with the SEC on April 20, 2007 as supplemented, are hereby incorporated by reference. Other than as set forth herein, this post-effective amendment to the registration statement does not amend or delete any other part of the registration statement.

                                                     Pruco Life Insurance Company

                                                   Strategic Partners Annuity One 3

                                                       Strategic Partners Plus 3

                            Strategic Partners FlexElite (version of contract sold on or after May 1, 2003)

                                                  Supplement, dated November 19, 2007
                                                                  To
                                                    Prospectuses, dated May 1, 2007

     This Supplement  should be read and retained with the current  Prospectus for your annuity.  This Supplement is intended to update certain  information in the  Prospectus for the variable  annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own. If you would like another copy of the current  Prospectus,  please contact us at 1-888-PRU-2888.

We are issuing this  supplement  to identify a new  principal  underwriter,  a  sub-advisor  change and a new fund option that is being added to each annuity.

I.  NEW SUB-ACCOUNT

In the section of each  Prospectus  entitled  "Summary of Contract  Expenses",  sub-section  "Underlying  Mutual Fund Portfolio  Annual
Expenses", under the heading "Advanced Series Trust", the following portfolio has been added:

----------------------------------------------------------------------------------------------------------------------------------------
                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                               (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------ ---------------- ------------- ------------ ------------------- -----------------------------
                                                                                              Acquired                Total Annual
                                             Management      Other                            Portfolio           Portfolio Operating
          UNDERLYING PORTFOLIO                  Fees          Expenses          12b-1          Fees &                   Expenses
Advanced Series Trust:                                                          Fees           Expenses
------------------------------------------ ---------------- ------------- ------------ ------------------- -----------------------------
------------------------------------------ ---------------- ------------- ------------ ------------------- -----------------------------
AST Western Asset Core Plus Bond                0.70%          0.12%         0.00%           0.00%                    0.82%
------------------------------------------ ---------------- ------------- ------------ ------------------- -----------------------------

Effective  November 19, 2007,  the  underlying  portfolio  listed below is being offered as a new  Sub-account  under your annuity.  In order to reflect this addition,  the following is being added to the chart in each Prospectus in the section  entitled "What Investment
Options Can I Choose? /Variable Investment Options":

-------------------- ------------------------------------------------------------------------------------------------ ----------------------
      STYLE/                                         INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                           SUB-ADVISOR
                     ------------------------------------------------------------------------------------------------ ----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
     AST FUNDS
--------------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------------
   Fixed Income     AST Western Asset Core Plus Bond  Portfolio:  seeks to maximize  total return,  consistent  with     Western Asset
                    prudent investment  management and liquidity needs, by investing to obtain its average specified       Management
                    duration.  The  Portfolio's  current  target average  duration is generally 2.5 to 7 years.  The Company/Western Asset
                    Portfolio  pursues this  objective  by  investing in all major fixed income  sectors with a bias   Management Company
                    towards non-Treasuries.                                                                                 Limited
--------------------------------------------------------------------------------------------------------------------------------------------

Also, in the same section of each prospectus, we make the following change to the chart setting forth a brief description of the variable investment option, to reflect a sub-advisor change:

o        Effective November 19, 2007,  Neuberger Berman Management Inc. will become sub-advisor of SP Mid-Cap Growth Portfolio.  Prior to November 19, 2007, Calamos Advisors LLC was the sub-advisor.

We add a parenthetical after the name of the SP Mid Cap Growth Portfolio as follows, to indicate that we no longer permit purchases or transfers into the Portfolio by those who are not already invested in the Portfolio:
SP Mid Cap Growth Portfolio (closed to new investments)

II.  NEW PRINCIPAL UNDERWRITER

In the "Other  Information"  section of each  prospectus,  under the heading  entitled  "Sales and  Distribution  of the Contract",  we identify  Prudential  Investment  Management  Services  LLC (PIMS) as the  principal  underwriter  and  distributor  of the  annuities.
Beginning  as of the date of this  supplement,  PIMS has been  replaced by an  affiliated  broker-dealer  called  Prudential  Annuities
Distributors,  Inc. ("PAD").  Accordingly,  we replace the first two paragraphs under "Sales and Distribution of the Contract" with the following, and in the remainder of that section, replace references to PIMS with PAD:

"Prudential  Annuities  Distributors,  Inc.  (PAD), a wholly-owned  subsidiary of Prudential  Annuities,  Inc., is the  distributor and principal  underwriter of the annuities  offered through this  prospectus.  PAD acts as the distributor of a number of annuity and life insurance  products,  and is the  co-distributor of the Advanced Series Trust. PAD's principal business address is One Corporate Drive,
Shelton,  Connecticut  06484. PAD is registered as a broker-dealer  under the Securities  Exchange Act of 1934 (Exchange Act), and is a
member of the National Association of Securities Dealers, Inc. (NASD)."

                                                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 20th day of September 2007.

                                                     PRUCO LIFE INSURANCE COMPANY
                                                              (Registrant)

                                                              /s/Scott D. Kaplan
                                                              Scott D. Kaplan
                                                              President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                                                          SIGNATURE AND TITLE

         *
James J. Avery Jr.
Director                                                      Date: September 20, 2007

         *                                           *By:     /s/Thomas C. Castano
Scott D. Kaplan                                      Thomas C. Castano
President And Director                               (Attorney-In-Fact)

         *
Tucker I. Marr
Chief Accounting Officer And
Chief Financial Officer

         *
Bernard J. Jacob
Director

         *
Helen M. Galt
Director

         *
David R. Odenath, Jr.
Director

                                                             EXHIBIT INDEX

(23) Written Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm